Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-221630 and 333-239645) of our report dated March 15, 2024 relating to the consolidated financial statements, and financial statement schedule of NI Holdings Inc. and Subsidiaries listed in Item 15(a)(2), appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Mazars USA LLP

Fort Washington, PA

March 7, 2025